Exhibit (a)(1)(iv)
Form of Notice of Withdrawal of Tender
NOTICE OF WITHDRAWAL OF TENDER
Regarding Units
Of
A&Q ALTERNATIVE FIXED-INCOME STRATEGIES FUND LLC
Tendered Pursuant to the Offer to Purchase
 Dated December 15, 2016
THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
BY FAX BY THE END OF THE DAY ON
FRIDAY, JANUARY 13, 2017, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

A&Q Alternative Fixed-Income Strategies Fund LLC
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
 Claymont, Delaware 19703-9911
Attn: Tender Offer Administrator
For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q ALTERNATIVE FIXED-INCOME STRATEGIES FUND LLC
You are responsible for confirming that this Notice is received by BNY Mellon Investment
Servicing (US) Inc.  To assure good delivery, please send this page to BNY Mellon Investment
Servicing (US) Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
UBS Financial Services Brokerage Account # (if applicable):  ☐☐   ☐☐☐☐☐   ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Co-Signatory and Title: